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EXHIBIT 23.1

June 23, 2006

ITonis Inc.
Klimentska 10, 110 00 Prague 1
Czech Republic

Attention:   Nicolas Lavaud, President

Re:	ITonis Inc. Registration Statement Form SB-2

Ladies and Gentlemen:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated February 17, 2006 (except as to Note 9, which is as of June 16, 2006) for the period ended November 30, 2005, in respect of the following financial statements, in the registration statement to be filed by ITonis Inc. (formerly Kenshou Inc.) (the “Company”) with the United States Securities and Exchange Commission to register 6,227,327 shares of common stock of the Company for resale by certain selling stockholders:

  the consolidated balance sheet of the Company as at November 30, 2005 and the related consolidated statements of changes in stockholders’ equity, operations and cash flows for the period from incorporation (July 5, 2005) to November 30, 2005.

We also consent to the inclusion of our name under the caption “Experts” in the Form SB-2.

Very truly yours,

“Staley, Okada & Partners”

Staley, Okada & Partners
CHARTERED ACCOUNTANTS